UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

BLACKBOXSTOCKS INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Blackboxstocks Inc.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on December 29, 2023

For Stockholders of record as of November 13, 2023

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

To view the proxy materials, and to obtain directions to attend the meeting, go to: www.onlieproxy.com/BLBX. The proxy materials include:

●	Notice of the 2023 Annual Meeting of Stockholders;
●	2023 Proxy Statement;
●	Annual Report on Form 10-K; and
●	Proxy Card.

To vote your proxy while visiting this site, you will need the control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. You will not otherwise receive a paper or e-mail copy of the proxy material if you do not request one.

To order paper materials, use one of the following methods.

Phone number: (469)633-0101

Email: proxyvote@stctransfer.com

The 2023 Annual Meeting of Stockholders of Blackboxstocks Inc. will be held on Friday, December 29, 2023 at 10:00 AM Central Time. The meeting will be held live via the Internet. Only stockholders who owned stock at the close of business on the record date, November 13, 2023, may vote at the 2023 Annual Meeting of Stockholders.

You must register to attend the meeting online and/or participate at https://stctransfer.zoom.us/webinar/register/WN_Lq1b5AeYS6mi9JLBenfl0Q prior to the deadline of December 28, 2023 at 5:00 PM Central Time.

The Board of Directors recommends that you vote FOR the following proposals:

1.

To elect each of the current directors, Gust Kepler, Robert Winspear, Keller Reid, Ray Balestri, and Dalya Sulaiman to serve on the Board of Directors for a term of one year expiring at the annual meeting of stockholders to be held in 2024 and until their successor has been elected and qualified, or until their earlier death, resignation, or removal.

2.	To ratify the Audit Committee’s selection of Turner, Stone & Company, L.L.P. as the independent registered public accounting firm for the fiscal year ending December 31, 2023.